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                                                                    Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-9107) and related Prospectus of ZOLL Medical Corporation for the registration of 218,059 shares of its common stock and to the incorporation by reference therein of our reports dated November 12, 1999, with respect to the supplemental combined financial statements and schedules of ZOLL Medical Corporation for the year ended September 26, 1998 and the financial statements of Pinpoint Technologies, Inc. for the year ended September 30, 1998, included in the Current Report of ZOLL Medical Corporation on Form 8-K/A dated December 28, 1999, filed with the Securities and Exchange Commission.


We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-68403, Form S-8 No. 33-90764, Form S-8 No. 33-56244)
pertaining to the ZOLL Medical Corporation 1992 Stock Option Plan and the Registration Statement (Form S-8 No. 333-68401) pertaining to the Non-Employee Directors' Stock Option Plan of ZOLL Medical Corporation of our reports dated November 12, 1999, with respect to the supplemental combined financial statements and schedules of ZOLL Medical Corporation for the year ended September 26, 1998 and the financial statements of Pinpoint Technologies, Inc. for the year ended September 30, 1998, included in the Current Report on Form 8-K/A of ZOLL Medical Corporation dated December 28, 1999, filed with the Securities and Exchange Commission.




                                   Ernst & Young LLP




Boston, Massachusetts
December 27, 1999